Exhibit B

                              FORM OF BILL OF SALE


STATE OF ALABAMA  )

____________ COUNTY        )


                  THE BILL OF SALE, made this ______ day of _____________, _____, by ALABAMA POWER COMPANY (hereinafter called the "Grantor"), a corporation, to __________________ COMPANY (hereinafter called the "Grantee"), a corporation;


                               W I T N E S S E T H


                  That the Grantor, for and in consideration of the sum of ____________________________________ and other good and valuable consideration paid to the Grantor by the Grantee, receipt whereof is hereby acknowledged, does hereby grant, bargain, sell, and convey to the Grantee, its successors and assigns, all right, title, interest, and claim in or to _________ distribution line poles. The poles hereby conveyed include poles owned by Grantor which have been used jointly by Grantee and Grantor. Such poles are located in __________, Alabama and surrounding areas in ____________ County, Alabama and are more specifically identified in Exhibit "A" attached hereto.

                  This Bill of Sale is made subject to the provision of that certain indenture executed by Alabama Power Company to Chemical Bank and Trust Company (now The Chase Manhattan Bank), as Trustee, dated as of January 1, 1942, as amended and supplemented. Alabama Power Company warrants that it will secure within One Hundred Twenty (120) days from the date hereof, release from said indenture of the facilities conveyed hereby.

          TO HAVE AND TO HOLD to the said ________________ Company, its successors and assigns, forever,

                  IN WITNESS WHEREOF, the said Alabama Power Company has caused this instrument to be executed in its name by is ________________ and its corporate seal to be affixed and these presents to be attested by its Secretary, thereto respectively authorized, on this the _____ day of _______________,
-----.

                              ALABAMA POWER COMPANY
ATTEST:



                              By:
                                  ---------------------------
                              Its:
----------------------------        -------------------------
Secretary

STATE OF ALABAMA  )

___________ COUNTY         )




                  I, ____________________________, a Notary Public in and for
said County, in said State, hereby certify that ______________________________, whose name as _______________________________ of Alabama Power Company, a corporation, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being information of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          Given under my hand and official seal, this the _____ day of __________, _____.





                                                     Notary Public

                                                     My Commission Expires


SEAL